Exhibit 23.6

Pursuant to Rule 438 under the Securities Act of 1933, I hereby consent to be named in the Registration Statement on Form F-1 (including any and all drafts and amendments thereto) as a future director of TV18 HSN Holdings Limited (to be renamed NW18 HSN Holdings Plc).

/s/ Vikas Thapar
Name:	Vikas Thapar
Date:	12 March, 2014